Exhibit 10.1

CONCEPTUS, INC.

SAM TRUJILLO STOCK APPRECIATION RIGHT AGREEMENT

This SAM TRUJILLO STOCK APPRECIATION RIGHT AGREEMENT (the “Agreement”) is entered into effective as of March 2, 2011 (the “Effective Date”) between Conceptus, Inc. (the “Company”) and Sam Trujillo (the “Participant”).

This award of stock appreciation rights (“SARs”) has been granted without stockholder approval as a stand-alone inducement grant pursuant to NASDAQ Listing Rule 5635(c)(4). Certain capitalized terms used herein shall have the meanings given such terms in paragraph 19 of this Agreement.

1. Grant. In consideration of the Participant’s agreement to commence and remain in the employ of the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Effective Date, the Company irrevocably grants to the Participant an award of stock appreciation rights (“SARs”) with respect to 125,000 shares of Company common stock (the “Common Stock”), par value $0.003 per share (the “Shares”), at an exercise price of $14.30 per share (the “Exercise Price per Share”).

2. Company’s Obligation to Pay. Each SAR has a value equal to the difference between the Fair Market Value of a Share and the Exercise Price per Share on the date the SAR is exercised. Unless and until the SARs will have vested in the manner set forth in paragraph 3, the Participant will have no right to payment of the SARs. Prior to actual payment of any vested SARs, such SARs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Subject to paragraph 4, the SARs awarded by this Agreement will vest in and become exercisable by the Participant with respect to one-eighth (1/8th) of the Shares on the six-month anniversary of January 4, 2011 (the “Vesting Commencement Date”), with the remainder of the Shares subject thereto vesting and becoming exercisable in equal monthly installments over the following forty-two (42) months, such that the SARs shall be fully vested and exercisable on the fourth anniversary of the Vesting Commencement Date, in any event, subject to Participant continuing to be a Service Provider through each such vesting date.

4. Exercise and Term.

(a) The SARs may be exercised by the Participant (or in the event of the Participant’s death by the Participant’s estate) during its term only to the extent vested. Any portion of the SARs in which the Participant is vested shall be exercisable until the earliest of the following (the “Expiration Date”):

(i) Twelve (12) months following the date the Participant ceases to be a Service Provider by reason of death or as a result of the Participant’s total and permanent disability as defined in Section 22(e)(3) of the Code;

(ii) Ninety (90) days following the date the Participant ceases to be a Service Provider for any reason other than death or as a result of the Participant’s total and permanent disability as defined in Section 22(e)(3) of the Code; or

(iii) the seventh anniversary of the Effective Date.

(b) Any vested SARs may be exercised at any time prior to the time when the SARs becomes unexercisable under paragraph 4(a).

(c) Any vested SARs not exercised prior to its Expiration Date will be forfeited and will terminate.

(d) Any vested SARs may be exercised by completing a Stock Appreciation Right Exercise Notice in the form attached hereto as Exhibit A and returning it to the Company at 331 East Evelyn Avenue, Mountain View, California 94041, Attn: Greg Lichtwardt, or at such other address as the Company may hereafter designate in writing, prior to its Expiration Date. The SARs may not be exercised more than once with respect to any Share related thereto.

5. Payment.

(a) The Company shall settle the exercise of all or any portion of the SARs in whole Shares within ten (10) days following exercise.

(b) No Shares shall be issued pursuant to Section 5(a) until Participant has paid any and all federal, state and local withholding taxes with respect to such exercise; provided, however, that to the extent determined appropriate by the Company, any federal, state and local withholding taxes with respect to such exercise will be paid by reducing the number of Shares actually issued to the Participant by that number of Shares having a Fair Market Value equal to the statutory minimum amount required to be so withheld.

6. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable upon exercise of the SARs unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant.

7. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at 331 East Evelyn Avenue, Mountain View, California 94041, Attn: Greg Lichtwardt, or at such other address as the Company may hereafter designate in writing. Any notices provided for in this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to the Participant, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Participant at the address specified on the signature page of this Agreement or at such other address as the Participant may hereafter designate by written notice to the Company.

8. Grant is Not Transferable. Except to the limited extent provided in paragraph 4, this grant and the rights and privileges conferred hereby, including without limitation the Shares issuable upon exercise of the SARs, will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process until, with respect to whole Shares issuable following the exercise of the SARs, such Shares are issued pursuant to paragraph 5 above. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

9. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

10. No Effect on Employment or Service. This Agreement is not an employment or service contract, and nothing herein shall be deemed to create in any way whatsoever any obligation on the Participant’s part to continue in the employ or service of the Company, or of the Company to continue the Participant’s employment or service with the Company. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company to terminate the Participant’s employment or service relationship, for any reason whatsoever, with or without good cause.

11. Committee Authority. The Board, the Compensation Committee of the Board or such other committee of the Board as shall be duly authorized (collectively, the “Administrator”) will have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the provisions of this Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not the SARs or any portion thereof have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

12. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or Participant’s estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. As a condition to the exercise of any SARs, the Company may require the person exercising the SARs to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

13. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

14. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

15. Material Inducement. The Participant agrees that the Participant has not been previously employed in any capacity by the Company or a Subsidiary, or if previously employed, has had a bona-fide period of non-employment, and that the grant of the SARs is an inducement material to the Participant’s agreement to enter into employment with the Company or Subsidiary.

16. Adjustments upon Changes in Capitalization, Merger or Asset Sale.

(a) In the event that the Company determines that other than an Equity Restructuring any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reclassification, reorganization, merger, consolidation, spin off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Company’s sole discretion, affects the Common Stock such that an adjustment is determined by the Company to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Agreement or with respect to the SARs, then the Company shall, in such manner as it may deem equitable, adjust the number and kind of shares of Common Stock (or other securities or property) subject to this Agreement and the SARs.

(b) In the event of any transaction or event described in paragraph 16(a), the Company, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Company determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Agreement or to facilitate such transaction or event:

(i) To provide for either the purchase of the SARs for an amount of cash equal to the amount that could have been obtained upon the exercise of the SARs or realization of the Participant’s rights had the SARs been currently exercisable or payable or fully vested or the replacement of the SARs with other rights or property selected by the Company in its sole discretion;

(ii) To provide that the SARs shall be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in this Agreement;

(iii) To provide that the SARs be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding SARs, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding SARs; or

(v) To provide that immediately upon the consummation of such event, the SARs shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, the SARs shall be exercisable as to all Shares covered thereby, and the restrictions imposed under this Agreement upon some or all Shares may be terminated, notwithstanding anything to the contrary in this Agreement.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in paragraphs 16(a) and 16(b), the number and type of securities subject to the outstanding SARs and the exercise price thereof will be proportionately adjusted. The adjustments provided under this paragraph 16(c) shall be nondiscretionary and shall be final and binding on the Participant and the Company.

(d) If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume the SARs or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this paragraph 16(d)) for those outstanding under this Agreement. In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume the SARs or does not substitute similar stock awards for the SARs, then if the Participant’s status as a Service Provider has not terminated prior to such event, the vesting of the SARs (and the time during which the SARs may be exercised) shall be accelerated and made fully exercisable at least ten (10) days prior to the closing of the Acquisition (and the SARs shall terminate if not exercised prior to the closing of such Acquisition).

(f) The existence of this Agreement shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

17. Amendment. The provisions of this Agreement may be amended or waived only by written agreement between the Company and the Participant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement will affect the validity, binding effect or enforceability of this Agreement. Notwithstanding the foregoing, the Company may amend, terminate or revoke this Agreement in any respect to the extent determined necessary or desirable by the Company in its discretion to comply with the requirements of Section 409A of the Code and the Department of Treasury regulations and other guidance promulgated thereunder. Participant expressly understands and agrees that no additional consent of Participant shall be required in connection with such amendment, termination or revocation.

18. Successors and Assigns. Subject to the provisions of paragraph 16 above, the Company may assign any of its rights under this Agreement to single or multiple assignees, and the SARs and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns.

19. Certain Definitions. As used herein, the following definitions shall apply:

(a) “Acquisition” means (i) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the stockholders of the Company prior to such consolidation or merger own less than fifty percent (50%) of the Company’s voting power immediately after such consolidation or merger, or (ii) a sale of all or substantially all of the assets of the Company.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(d) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.

(e) “Director” means a member of the Board.

(f) “Employee” means any person, including an officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(g) “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or of other securities) and causes a change in the per share value of the Common Stock underlying the SARs.

(h) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination (or the most recent day on which sales were reported if none were reported on such date), as reported in The Wall Street Journal or such other source as the Company deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock on the day of determination (or the most recent day on which bid and asked prices were reported if none were reported on such date); or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Company.

(i) “Parent” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(j) “Service Provider” means an Employee, Director or Consultant.

(k) “Subsidiary” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CONCEPTUS, INC.	PARTICIPANT

/s/ Gregory E. Lichtwardt	/s/ Sam Trujillo
By: Greg Lichtwardt	Sam Trujillo
Its: Executive Vice President, Operations,
Treasurer and Chief Financial Officer	Address:
26 Yorkshire Drive
Hackettstown, NJ 07840

[SIGNATURE PAGE TO SAM TRUJILLO STOCK APPRECIATION RIGHT AGREEMENT]

EXHIBIT A

CONCEPTUS, INC.

SAM TRUJILLO STOCK APPRECIATION RIGHT EXERCISE NOTICE

Conceptus, Inc.

331 East Evelyn Avenue

Mountain View, California 94041

Attention: Greg Lichtwardt

1. Stock Appreciation Right Exercise. Effective as of today, the undersigned, Sam Trujillo (“Participant”), hereby elects to exercise Participant’s vested Stock Appreciation Rights with respect to          shares (the “Shares”) of the common stock of Conceptus, Inc. (the “Company”) pursuant to that certain Sam Trujillo Stock Appreciation Right Agreement dated as of March 2, 2011 between Participant and Company (the “SAR Agreement”).

2. Withholding. Participant delivers herewith payment for any and all local, state and federal taxes required to be withheld with respect to this exercise in the following form(s):

Cash Payment                                          (attached hereto)

Shares Withheld                                      (requires Company Consent)

3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the SAR Agreement and agrees to abide by and be bound by its terms and conditions.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Stock Appreciation Rights. The Shares so acquired shall be issued to Participant as soon as practicable after the exercise of the Stock Appreciation Rights. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 16 of the SAR Agreement.

5. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The SAR Agreement is incorporated herein by reference. This Exercise Notice and the SAR Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:

PARTICIPANT:

Address: